                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Xyvision, Inc. on Form S-8 (File Nos. 333-56277, 33-10405, 33-15473, 33-29845,
33-29486, 33-36243, 33-41846, 33-54014, 33-54018 and 333-19529) of our report dated June 11, 1998, which report disclaims an opinion on consolidated financial statements of Xyvision, Inc. as of March 31, 1998 and 1997 and for each of the three fiscal years in the period ended March 31, 1998 due to uncertainties as to the Company's ability to continue as a going concern.



                                                     /s/ Coopers & Lybrand L.L.P



Coopers & Lybrand L.L.P.
Boston, Massachusetts
June 26, 1998